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Exhibit 10.6

AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT

Dated as of December 31, 2002

by and among

HIRERIGHT, INC.

and

THE FOUNDER LISTED ON SCHEDULE I,

AND THE INVESTORS LISTED ON SCHEDULE II

i

AMENDED AND RESTATED
INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 31st day of December 2002, by and among HireRight, Inc., a California corporation (the "Company"), the shareholder of the Company listed on Schedule I hereto (the "Founder"), and the individuals and entities listed on Schedule II hereto (each an "Investor" and, collectively, the "Investors").

RECITALS

        WHEREAS, the Company, the Founder and certain of the Investors (the "Existing Investors") are parties to the Investors' Rights Agreement dated January 23, 2002, as amended (the "Prior Agreement");

        WHEREAS, certain of the Investors have entered into a Series E Preferred Stock Purchase Agreement (the "Purchase Agreement") with the Company as of the date hereof to purchase shares of the Company's Series E Preferred Stock (the "Series E Preferred Stock");

        WHEREAS, certain of the obligations of the parties to the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

        WHEREAS, the Company, the Founder and the Investors who are parties to the Prior Agreement, and who hold at least a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement), desire to amend and restate the Prior Agreement pursuant to Section 4.7 thereof and accept the rights and restrictions created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to the Prior Agreement agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and all parties hereto agree as follows:

ARTICLE I
Registration Rights

        The Company covenants and agrees as follows:

          Section 1.1    Definitions.    For purposes of this Agreement:

            (a)   "Board" shall mean the Board of Directors of the Company.

            (b)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor Federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

            (c)   "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            (d)   "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof; provided, however, that the Founder shall not be deemed to be a Holder for purposes of Section 1.13.

            (e)   "Initiating Holders" shall mean any Holder or Holders (other than the Founder) who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable

    Securities (excluding the Registrable Securities held by the Founder). For the purposes of such calculation, the holders of the Preferred Stock shall be deemed to hold the shares of Common Stock then issuable upon conversion of such Preferred Stock

            (f)    "IPO" shall mean the sale of the Company's securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial offering of its securities to the general public.

            (g)   "Major Shareholder" shall mean a Holder who, together with its affiliates, owns at least 850,000 shares (appropriately adjusted for any stock splits, stock dividends, combinations, recapitalizations and the like) of Registrable Securities.

            (h)   "Preferred Stock" shall mean the Company's Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and any other series of preferred stock of the Company that may be acquired by the Investors.

            (i)    "Qualified IPO" shall mean a firm commitment underwritten public offering of shares of Common Stock under the Securities Act with gross proceeds to the Company of at least $25,000,000 in the aggregate, net of underwriting commissions.

            (j)    The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (k)   "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include any Selling Expenses.

            (l)    "Registrable Securities" shall mean the Series E Registrable Securities and the Series B/C Registrable Securities.

            (m)  The number of shares of "Registrable Securities then outstanding" (or "Series E Registrable Securities then outstanding" or "Series B/C Registrable Securities then outstanding") shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities (or Series E Registrable Securities or Series B/C Registrable Securities, as the case may be).

            (n)   "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

            (o)   "SEC" shall mean the Securities and Exchange Commission.

            (p)   "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor Federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

            (q)   "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of (i) counsel for the Company included in Registration Expenses and (ii) one counsel for the Selling Holders as provided in Section 1.8).

            (r)   "Series B Registrable Securities" shall mean (i) shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock (provided that such shares of Common Stock held by or issuable to the Founder upon conversion of the Preferred Stock shall not be deemed Registrable Securities for the purposes of Section 1.13 and Section 4.7); and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above.

            (s)   "Series B/C Registrable Securities" shall mean the Series B Registrable Securities and the Series C Registrable Securities.

            (t)    "Series C Registrable Securities" shall mean (i) shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock; (ii) shares of Common Stock issuable upon exercise of any warrants or options held by the Investors as of the date hereof or subsequently issued to the Investors (but not including the securities described in clause (ii) or (iii) of Section 1.1(u) below); and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above.

            (u)   "Series E Registrable Securities" shall mean (i) shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock; (ii) shares of Common Stock issuable upon exercise (and the subsequent conversion) of any warrants or options for Series E Preferred Stock held by the Investors as of the date hereof or subsequently issued to the Investors; (iii) shares of Common Stock issuable upon exercise of any warrants issued to Exult, Inc.; and (iv) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) or (iii) above.

          Section 1.2    Request for Registration.

            (a)   If the Company shall receive, at any time after the earlier of January 1, 2006 or one hundred eighty (180) days following the consummation of the IPO, a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of the Series E Registrable Securities then outstanding with an anticipated aggregate offering price, net of underwriting discounts and commissions, which would exceed $35,000,000, then the Company shall (i) within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders and (ii) prepare and file, as expeditiously as reasonably possible and in any event within ninety (90) days of the receipt of such request, such a registration statement with the SEC and use its best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered in such request and as are specified by the Holders in a written request given within thirty (30) days after receipt of such written notice from the Company, subject to the limitations of Section 1.2(b) hereof.

            (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) hereof, and the Company shall include such information in the written notice referred to in Section 1.2(a) hereof. The underwriter, which shall be an internationally recognized investment bank, will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. The right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such

    Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.6(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities, which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting pursuant to this Section 1.2 shall be allocated in the following order:

                (i)  first, among all of the Holders of the Series E Registrable Securities requesting to participate in such underwriting (pro rata as between the Holders thereof based upon the number of Series E Registrable Securities then owned by each such Holder);

               (ii)  second, among all of the Holders of the Series B/C Registrable Securities requesting to participate in such underwriting (pro rata as between the Holders thereof based upon the number of Series B/C Registrable Securities then owned by each such Holder);

    provided, however, that in any underwriting pursuant to this Section 1.2, the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

            (c)   Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed, to become effective or to remain effective, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not use this right more than once in any twelve (12) month period.

            (d)   In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                (i)  After the Company has initiated four (4) registrations pursuant to Section 1.2(a) and (A) such registrations have been declared or ordered effective and, with respect to the second such registration, at least ninety percent (90%) of the Registrable Securities sought to be registered by the Holders in such registration have been included in the final registration statement declared effective by the SEC or (B) such registrations have been withdrawn by the Holders registering shares therein (unless, in the case of a withdrawal, the Holders bear the Registration Expenses or such withdrawal is based on material adverse information, all as described in Section 1.8 below);

               (ii)  Within six (6) months after the effective date of the IPO or Qualified IPO, as applicable;

              (iii)  If the Company has given notice to the Holders of Registrable Securities within thirty (30) days after receipt of the registration request of the Company's intent to file a registration statement for a registered public offering within ninety (90) days; or

              (iv)  If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

            (e)   Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company to the effect that (i) the Company is aware of nonpublic information relating to the Company that has not been disclosed in the registration statement either by incorporation of information included in documents filed by the Company with the SEC in accordance with the Exchange Act or by information included directly in the registration statement, and (ii) in the good faith judgment of the Company, the disclosure of such information in the registration statement is necessary such that the registration statement and the prospectus included therein do not misstate a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then each Holder expressly agrees not to effect any sales of Registrable Securities pursuant to such registration statement until such time as such Holder (I) is advised in writing by the Company that the use of the applicable prospectus contained in such registration statement may be resumed, (II) has received additional copies of a supplemental or amended prospectus, if applicable, and (III) has received copies of any additional or supplemental filings, if any, which are incorporated or deemed to be incorporated by reference in such prospectus. In addition, the Holders further agree not to effect any sales of Registrable Securities pursuant to a registration statement filed pursuant to this Section 1.2 during any period in which the SEC shall have issued any order or communicated comments (whether written or oral) to the Company in connection with such filing (or any other filings that the Company may make in connection therewith) that sales of any securities pursuant to such registration statement should be delayed or suspended.

          Section 1.3    Company Registration.    If, but without any obligation to do so, the Company proposes to register (including for this purpose a registration effected by the Company for the Holders or shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include (taking into account any information incorporated by reference) substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after giving such notice by the Company in accordance with Section 4.5, the Company shall, subject to Section 1.5, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          Section 1.4    Form S-3 Registration.    In the event that the Company shall receive a written request from any Holder or Holders of Registrable Securities then outstanding having a market value of at least $1,000,000 that the Company effect a registration on Form S-3, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall (i) within fifteen (15) days of the receipt thereof, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders and (ii) subject to Section 1.5 hereof, prepare and file, as expeditiously as reasonably possible and in any event within seventy-five (75) days of receipt of such request, a registration statement on Form S-3 with the SEC and use its best efforts to effect, as expeditiously as reasonably possible, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company.

            (a)   Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4, provided that the Company shall not utilize this right more than once in any twelve (12) month period; or (iv) if the Company has previously conducted two registrations on Form S-3 pursuant to this Section 1.4 during any twelve (12) month period and such registrations have been declared or ordered effective.

            (b)   Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4, a certificate signed by the Chief Executive Officer of the Company to the effect that (i) the Company is aware of nonpublic information relating to the Company that has not been disclosed in the registration statement either by incorporation of information included in documents filed by the Company with the SEC in accordance with the Exchange Act or by information included directly in the registration statement, and (ii) in the good faith judgment of the Company, the disclosure of such information in the registration statement is necessary such that the registration statement and the prospectus included therein do not misstate a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then each Holder expressly agrees not to effect any sales of Registrable Securities pursuant to such registration statement until such time as such Holder (I) is advised in writing by the Company that the use of the applicable prospectus contained in such registration statement may be resumed, (II) has received additional copies of a supplemental or amended prospectus, if applicable, and (III) has received copies of any additional or supplemental filings, if any, which are incorporated or deemed to be incorporated by reference in such prospectus. In addition, the Holders further agree not to effect any sales of Registrable Securities pursuant to a registration statement filed pursuant to this Section 1.4 during any period in which the SEC shall have issued any order or communicated comments (whether written or oral) to the Company in connection with such filing (or any other filings that the Company may make in connection therewith) that sales of any securities pursuant to such registration statement should be delayed or suspended.

          Section 1.5    Allocation of Registration Opportunities.

            (a)   In connection with any offering pursuant to Section 1.3 hereof involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, however, that the managing underwriter shall limit or exclude up to all of the securities of holders of capital stock of the Company as follows: (i) first, among securities requested to be included in such registration by any shareholder of the Company other than a Holder and otherwise eligible to be included in such registration, (ii) second, ratably among the Series B/C Registrable Securities requested by the Holders to be included in such registration and otherwise eligible to be included in such registration, (iii) third, ratably among the Series E Registrable Securities requested by the Holders to be included in such registration and otherwise eligible to be included in such registration, and (iv) fourth, among the securities which the Company proposes to sell; but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering; provided, further, that in the event of the IPO, the number of shares held by the Holders and any other shareholder proposed to be included in the offering may be reduced to zero. For purposes of the preceding provisions concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

            (b)   In connection with any offering pursuant to Section 1.4 hereof involving an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, however, that the managing underwriter shall limit or exclude up to all of the securities of holders of capital stock of the Company as follows: (i) first, among securities requested to be included in such registration by any shareholder of the Company other than a Holder and otherwise eligible to be included in such registration, (ii) second, ratably among the Series B/C Registrable Securities requested by the Holders to be included in such registration and otherwise eligible to be included in such registration, and (iii) third, ratably among the Series E Registrable Securities requested by the

    Holders to be included in such registration and otherwise eligible to be included in such registration. For purposes of the preceding provisions concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          Section 1.6    Obligations of the Company.    Whenever required under this ARTICLE I to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed;

            (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (c)   Furnish to the Holders and the underwriters, if any, such numbers of copies of the prospectus, including a preliminary prospectus, and any amendments thereto and any other documents required to be provided to the Holders in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

            (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things that may be required of the Company by such securities and blue sky laws to enable such selling Holders to consummate the sale or other disposition of the securities owned by them; provided that the Company shall not be required to register or qualify any such securities or do any acts or things in any state or jurisdiction in which, as a result of or in connection with or as a condition to any such registration, qualification or act or thing, the Company would be required to qualify to do business or to file a general consent to service of process, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

            (e)   If so requested by a Holder whose Registrable Securities are being registered on a registration statement or prospectus pursuant to ARTICLE I hereof, furnish to the counsel for such Holder, within a reasonable time before filing such document with the SEC, a copy of such registration statement or prospectus (or amendments or supplements thereto);

            (f)    Use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement and, if one is issued, promptly notify the Holders of the issuance of any such order and use its best efforts to obtain the withdrawal of any such order;

            (g)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

            (h)   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading;

            (i)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or quoted on the quotation system on which similar securities issued by the Company are then listed or quoted (or if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling Holders of Registrable Securities and the Company shall mutually agree);

            (j)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

            (k)   Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this ARTICLE I, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this ARTICLE I, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

            (l)    Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the "Inspectors"), upon request, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, subject, in each case, to such confidentiality agreements as the Company shall reasonably request; and

            (m)  Otherwise cooperate with the underwriter(s) and the SEC and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of the Registrable Securities pursuant to this Agreement.

          Section 1.7    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this ARTICLE I with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          Section 1.8    Expenses of Registration.    All Registration Expenses, as well as the reasonable fees and expenses of one counsel for the selling shareholders, incurred in connection with any registration, qualification or compliance pursuant to Section 1.2, Section 1.3 and Section 1.4 hereof shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

          Section 1.9    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE I.

          Section 1.10    Indemnification.    In the event any Registrable Securities are included in a registration statement under this ARTICLE I:

            (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder (which term shall include for purposes of this Section 1.10(a), its partners, officers, directors and, if an investment fund, its managers), any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b)   To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); provided, further, that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

            (c)   Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

            (d)   If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution under this Section 1.10(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.10(d) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the foregoing equitable considerations. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

            (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this ARTICLE I and the termination of this Agreement.

          Section 1.11    Reports Under Securities Exchange Act.    With a view to making available to the Holders the benefits of Rule 144, the Company agrees to:

            (a)   Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO, and take all action as may be required of the Company as a condition to the availability of Rule 144;

            (b)   Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the resale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the registration statement filed by the Company for the IPO is declared effective;

            (c)   File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

            (d)   Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

            (e)   Facilitate transfers of Registrable Securities pursuant to Rule 144, including providing timely notice to its transfer agent to expedite such transfers.

          Section 1.12    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this ARTICLE I may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is a subsidiary, parent, member, affiliate, partner, limited partner, retired partner or shareholder of a Holder or (b) is a Holder's family member or a trust for the benefit of an individual Holder or such Holder's family members; provided, however that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, however, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this ARTICLE I.

          Section 1.13    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of seventy-five percent (75%) of the Series E Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed hereunder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Series E Registrable Securities which is included, (b) to make a demand registration which could result in such registration statement being declared effective prior to the earliest of the dates set forth in Section 1.2(a) hereunder, or (c) to obtain registration rights which are senior or pari passu to the registration rights granted to the Holders of Series E Registrable Securities hereunder.

          Section 1.14    "Market Stand-Off" Agreement; Additional Restrictions.    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the later of (i) sixty (60) days prior to the effective date of the offering or (ii) the date notice of the offering is given to the Holder in accordance with Section 4.5 hereof, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the effective date of the IPO or ninety (90) days after the effective date of any follow-on offering) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held by it immediately prior to the date of the final prospectus, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock held by it immediately prior to the date of the final prospectus, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with any such offering are intended third party beneficiaries of this Section 1.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions and restrictive legends with respect to such securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The foregoing provisions of this Section 1.14 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Holders if all officers and directors and greater than five percent (5%) shareholders of the Company enter into similar agreements; provided, further, that if any officer or director that is subject to such "market stand-off agreement" is released from his restrictions to permit the sale of securities with a sale price of more than $250,000 prior to the end of its specified duration, then each Holder shall likewise be so released from such restrictions with respect to the same percentage of its securities and at the same time. The restrictions contained in this Section 1.14 shall terminate after the IPO with respect to any Holder who, together with its affiliates, beneficially owns less than 1% of the Company's Common Stock then outstanding (assuming conversion of all outstanding preferred stock held by such Holder and exercise of all vested warrants or options of such Holder to purchase capital stock of the Company).

          Section 1.15    Termination of Registration Rights.    No Holder shall be entitled to exercise any right provided for in this ARTICLE I (a) at any time after five (5) years following the consummation of the IPO, or (b) at any time after the IPO at which all Registrable Securities held by such Holder can be sold in compliance with Rule 144(k) promulgated under the Securities Act, or (c) with respect to any Registrable Securities that are then currently the subject of another registration statement that has been filed by the Company with the SEC under the Securities Act.

ARTICLE II
Covenants of the Company

          Section 2.1    Information Rights.    The Company shall deliver to each Major Shareholder:

            (a)   as soon as practicable, but in any event within one hundred fifty (150) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and a consolidated statement of shareholders' equity as of the end of such year, and a consolidated statement of operations and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by an independent "Big Four" public accounting firm selected by the Company;

            (b)   within forty-five (45) days of the end of each fiscal quarter, an unaudited consolidated balance sheet of the Company for, and as of, the end of such fiscal quarter, an unaudited consolidated statement of operations and a consolidated statement of cash flows, in reasonable detail;

            (c)   within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

            (d)   at least once each month, as soon as prepared but within thirty (30) days of the end of the month at the latest, unless modified by (or at the request of) the Board, updated monthly income, cash-flow and balance sheet statements, including actual amounts, budgeted amounts and updated forecast amounts for all months in the then current calendar year, and after October of each year, for the next three months;

            (e)   as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year prepared on a monthly basis, including balance sheets, sources and applications of funds statements for each of the months therein and a directional three year plan and financial projections approved by the Board, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

            (f)    as soon as available, any other information and data not already provided pursuant to any other subsection of this Section 2.1 setting forth any change, event or condition specific to the Company's business (and not any general economic trends or market conditions or changes, events or conditions affecting businesses generally), which the Company believes could have a material adverse effect on the Company's or any of its subsidiaries' business, financial condition or operation;

            (g)   from the date the Company becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to subsections (a) and (b) hereof, copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively;

            (h)   with respect to the financial statements called for in Section 2.1(b) and Section 2.1(c) hereof, an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company and certifying that such financials were prepared in accordance with generally accepted accounting principles consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

            (i)    such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Major Shareholder may from time to time reasonably request.

          Section 2.2    Inspection.    The Company shall permit each Major Shareholder, at such Major Shareholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times and during normal business hours as may be requested by such Major Shareholder.

          Section 2.3    Termination of Covenants.    The covenants set forth in this ARTICLE II shall terminate and be of no further force or effect upon the earlier of (a) the consummation of the IPO, or (b) the date the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

          Section 2.4    Investor Board Member Expenses.    The Company shall pay, in accordance with its standard reimbursement policy, for the reasonable out-of-pocket expenses incurred by the directors who are designated by Major Shareholders when attending meetings of the Board and its committees.

          Section 2.5    Indemnification of Directors.    The Bylaws of the Company shall, at all times require the Company to indemnify its directors to the full extent permitted by applicable law.

          Section 2.6    Directors' and Officers' Liability Insurance.    The Company shall maintain in full force and effect, Directors' and Officers' liability insurance in such amounts, with such coverages and with a carrier authorized to do business in California, as deemed appropriate by the Board.

          Section 2.7    Key Man Life Insurance    Unless the Board unanimously agrees otherwise, within sixty (60) days after the Closing, the Company shall obtain life insurance of at least $2 million, which proceeds are payable to the Company, on Eric Boden, the Company's Chief Executive Officer.

          Section 2.8    Confidential Information    Notwithstanding any other provision of this ARTICLE II, including but not limited to Section 2.1(i) and Section 2.2 hereof, the Company shall not be obligated (i) to provide information which the Company deems in good faith to be a trade secret or similar confidential information or (ii) to provide information to a Major Shareholder, or a representative of a Major Shareholder, who the Company reasonably believes is a competitor or a potential competitor of the Company. Notwithstanding the foregoing, in the case of clause (i) of the foregoing sentence, the Company shall provide a Major Shareholder with such trade secret or similar confidential information if such Major Shareholder executes and delivers to the Company a binding confidentiality agreement with respect to such information.

          Section 2.9    Notice of Certain Events.

            (a)   In each case of an adjustment or readjustment of the Conversion Price (as such term is defined in the Company's Amended and Restated Articles of Incorporation) for a particular series of Preferred Stock, the Company shall provide notice of such adjustment or readjustment to the holders of the affected series of Preferred Stock and, upon request, cause its Chief Financial Officer or Controller or similar officer to compute such adjustment or readjustment in accordance with the provisions of the Company's Articles of Incorporation as then in effect and prepare a certificate showing such adjustment or readjustment, and shall provide such certificate to the holder requesting such computation and certificate.

            (b)   In the event of any Change in Control or any voluntary or involuntary dissolution, liquidation or winding up of the Company, unless required by applicable law or by the Company's Articles of Incorporation or Bylaws to provide earlier notice, the Company shall provide to each holder of Preferred Stock, at least ten (10) days' prior to the date on which such Change in Control, dissolution, liquidation or winding up is expected to become effective (the "Expected Effective Date"), a notice specifying the Expected Effective Date and the date that is to be fixed, if any, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Change in Control, dissolution, liquidation or winding up. "Change in Control" shall mean (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any acquisition of stock, reorganization, merger or consolidation), or (ii) a sale of all or substantially all of the assets of the Company; unless in (i) or (ii) above, the Company's shareholders of record as constituted immediately prior to the acquisition will, immediately after the acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

ARTICLE III
Right of First Offer

          Section 3.1    Right of Major Shareholders.    Subject to the terms and conditions specified in this ARTICLE III, the Company hereby grants to each Major Shareholder a right of first offer with respect to future sales or issuances by the Company of its New Securities (as defined herein). A Major Shareholder who chooses to exercise this right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

          Section 3.2    Offer Procedures    Each time the Company proposes to offer any shares of New Securities, the Company shall first make an offering of such New Securities to each Major Shareholder in accordance with the following provisions:

            (a)   The Company shall deliver a written notice in accordance with Section 4.5 herein (a "New Securities Notice") to the Major Shareholders stating (i) its intention to offer such New Securities, (ii) the number of such New Securities proposed to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

            (b)   Within twenty (20) days after the New Securities Notice is given, each Major Shareholder may elect to purchase or obtain, at the price and on the terms specified in the New Securities Notice, up to that portion of such New Securities to be issued which equals the proportion that the number of shares of Common Stock issued and held by such Major Shareholder (assuming full conversion of all Preferred Stock then held by such Major Shareholder) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all Preferred Stock). The Company shall promptly, in writing, inform each Major Shareholder who purchases its full pro rata portion of the New Securities (each a "Fully Exercising Shareholder") of any other Major Shareholder's failure to do likewise. During the ten (10) day period (the "Remaining Period") commencing after the receipt of such information, each Fully Exercising Shareholder shall be entitled to obtain that portion of the New Securities entitled to be subscribed for by the other Major Shareholders but not subscribed for by such shareholders (the "Unsubscribed New Securities") which is equal to the proportion that the number of shares of Common Stock issued and held by such Fully Exercising Shareholder (assuming full conversion of all Preferred Stock then held by such Major Shareholder) bears to the total number of shares of Common Stock issued and held by all Fully Exercising Shareholders (assuming full conversion of all Preferred Stock) who wish to purchase some of the Unsubscribed New Securities.

            (c)   The Company may, during the ninety (90) day period following the expiration of the Remaining Period provided in Section 3.2(b) hereof, offer the remaining unsubscribed portion of the New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the New Securities Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Shareholders in accordance herewith.

          Section 3.3    New Securities.    For the purposes of this ARTICLE III, the term "New Securities" shall mean any equity securities of the Company, including any securities convertible, with or without consideration, into any equity securities of the Company, any option, warrant or right to subscribe for or purchase any equity securities of the Company, and any security carrying any such option, warrant or right, except the following: (i) securities issued to employees, officers, directors of, consultants or advisors to the Company pursuant to plans or other incentive arrangements or agreements approved by the Board; (ii) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board or issued to strategic partners or in connection with business arrangements approved by the Board, including but not limited to warrants issued or issuable to Exult, Inc. and/or Citicorp Strategic Technologies Corp. (or their affiliates); (iii) securities issued as consideration (and not primarily for financing purposes) in connection with business combinations, acquisitions, mergers, asset purchase, other reorganization or similar transaction approved by the Board; (iv) securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (v) securities issued in connection with the IPO; (vi) securities issued pursuant to a stock split, stock dividend or recapitalization with respect to the outstanding capital stock of the Company; (vii) securities issued or issuable in connection with any anti-dilution protective rights set forth in the Company's Articles of Incorporation as amended; (viii) securities issued or issuable in connection with those certain convertible subordinated promissory notes dated December 12, 2002; (ix) securities issued or issuable in connection with that certain Convertible Subordinated Note and Warrant Purchase Agreement entered into by and among such holders and the Company in January 2002; or (x) shares of Series E Preferred Stock issued pursuant to the Purchase Agreement.

          Section 3.4    Termination.    The right set forth in this ARTICLE III shall terminate and be of no further force or effect upon the consummation of the IPO.

ARTICLE IV
Miscellaneous

          Section 4.1    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          Section 4.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to conflicts of laws principles.

          Section 4.3    Counterparts.    This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 4.4    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          Section 4.5    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given to the party to be notified (a) upon personal delivery, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices shall be sent to the parties at the address for each party set forth herein or beneath each party's name in Schedule I or Schedule II hereto (or at such other address for a party as shall be specified by like notice):

              (i)  if to the Company:

        HireRight, Inc.
        2100 Main Street, Suite 400
        Irvine, CA 92614
        Fax: (949) 428-5801
        Attn: Chief Executive Officer

      with a copy to:

        Brobeck, Phleger & Harrison LLP
        38 Technology Drive
        Irvine, CA 92618
        Fax: (949) 790-6301
        Attn: Ellen S. Bancroft, Esq.

             (ii)  if to any of the Investors:

        At the respective addresses set forth below such Investor's name on Schedule II hereto.

            (iii)  if to the Founder:

        At the address set forth below the Founder's name on Schedule I hereto.

          Section 4.6    Expenses.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          Section 4.7    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) as to the Company, only by the Company, and (b) as to the Holders, by (i) the Holders of a majority of the Registrable Securities then outstanding and (ii) the Holders of at least seventy-five percent (75%) of the Series E Registrable Securities then outstanding; provided, however, that the seventy-five percent (75%) requirement set forth in the foregoing clause (ii) and in Section 1.13 may be amended by the holders of such percentage of the outstanding shares of the Series E Registrable Securities without the approval or consent of the Company or any other party to this Agreement. Notwithstanding the foregoing, (x) any amendment of this Agreement that disproportionately, materially and adversely affects the Founder's rights hereunder (other than to grant registration rights, including demand registration rights, to other parties, including rights that are senior to or on parity with the rights granted to the Founder) will also require the written consent of Founder and (y) any amendment of this Agreement which effects a change in the definition of the term "Major Shareholder" so as to cause a Major Shareholder to cease being a Major Shareholder after such change is effected will also require the written consent of the affected Major Shareholder. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

          Section 4.8    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          Section 4.9    Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

          Section 4.10    Aggregation of Stock.    All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          Section 4.11    Entire Agreement.    This Agreement (including the Schedules hereto, if any), constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes any and all prior agreements relating to the subject matter hereof including, without limitation, the Prior Agreement.

          Section 4.12    Additional Investors.    In the event the Company issues additional shares of its Series E Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and such purchaser shall be deemed to be an "Investor" hereunder. Schedule II may be updated from time to time by the Company after the date hereof to reflect any subsequent Investors.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to the Amended and Restated Investors' Rights Agreement as of the date first above written.

COMPANY:
HIRERIGHT, INC., a California corporation
By:	/s/ RICHARD LITTLE Richard Little, Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

FOUNDER:
THE SELAH TRUST U/T/A DATED SEPTEMBER 19, 1984 (also known as The Saleh Trust or The Saleh Trust U/T/A dated September 26, 1997)
By:	/s/ W. T. BAKER JR. III W. T. Baker, Jr. III, Trustee

INVESTORS:
MELLON VENTURES, L.P., a Delaware limited partnership
By:	MVMA, L.P., General Partner
	By:	MVMA, Inc., General Partner
		By:	/s/ JEFFREY H. ANDERSON Jeffrey H. Anderson Managing Director

ST. PAUL VENTURE CAPITAL VI, LLC, a Delaware limited liability company
By:	SPVC Management VI, LLC Its Managing Member
	By:	/s/ JAMES SIMONS James Simons Managing Director
ST. PAUL VENTURE CAPITAL V, LLC, a Delaware limited liability company
By:	/s/ JAMES SIMONS James Simons Managing Member

BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP
By:	Baird Venture Partners Management Company I, LLC
Its:	General Partner
By:	/s/ WILLIAM J. FILIP William J. Filip, Partner
BVP I AFFILIATES FUND LIMITED PARTNERSHIP
By:	Baird Venture Partners Management Company I, LLC
Its:	General Partner
By:	/s/ WILLIAM J. FILIP William J. Filip, Partner

EXULT, INC.
By:	/s/ MICHAEL HENN
Name:	Michael Henn
Title:	Chief Financial Officer

ERIC BODEN
/s/ ERIC BODEN

BRIAN D JACOBS AND ALLISON LEWIS-JACOBS LIVING TRUST AGREEMENT, DATED 3/2/98
By:	/s/ BRIAN D. JACOBS
Name:	Brian D. Jacobs
Title:	Trustee
Address:	325 Roblar Avenue Hillsborough, CA 94010
Facsimile No.:

JASON GREEN
/s/ JASON GREEN
Address:	14215 Amherst Court Los Altos Hills, CA 94022
Facsimile No.:

THE RITTER-METZLER REVOCABLE TRUST
/s/ GORDON RITTER, Trustee
Address:	3340 Clay Street San Francisco, CA 94118
Facsimile No.:

STEVE LARSEN
/s/ P. S. LARSEN
Address:	7123 Howard Lane Eden Prairie, MN 55346
Facsimile No.:

DCM III, L.P.
By: DCM Investment Management III, L.L.C. Its General Partner
By:	/s/ TOM BLAISDELL Tom Blaisdell, Member
DCM III-A, L.P.
By: DCM Investment Management III, L.L.C. Its General Partner
By:	/s/ TOM BLAISDELL Tom Blaisdell, Member
DCM Affiliates Fund III, L.P.
By: DCM Investment Management III, L.L.C. Its General Partner
By:	/s/ TOM BLAISDELL Tom Blaisdell, Member

CONSENT OF SPOUSE

        I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions the shares of the Company held of record by me and/or my spouse, including my community property interest in such shares, if any, are subject to certain restrictions and obligations, including a market standoff and other transfer restrictions. I hereby agree that those shares and my interest in them, if any, are subject to all of the provisions of the Agreement, and that I will take no action at any time to hinder operation of or violate the Agreement.

Dated:	December 31, 2002	/s/ CONNIE A. BODEN Connie A. Boden (Spouse of Eric Boden)

CONSENT OF SPOUSE

        I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions the shares of the Company held of record by me and/or my spouse, including my community property interest in such shares, if any, are subject to certain restrictions and obligations, including a market standoff and other transfer restrictions. I hereby agree that those shares and my interest in them, if any, are subject to all of the provisions of the Agreement, and that I will take no action at any time to hinder operation of or violate the Agreement.

Dated:	February 7, 2003	Signature:	/s/ ANN W. GREEN
		Print Name:	Ann W. Green
		Spouse of:	Jason Green

CONSENT OF SPOUSE

        I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions the shares of the Company held of record by me and/or my spouse, including my community property interest in such shares, if any, are subject to certain restrictions and obligations, including a market standoff and other transfer restrictions. I hereby agree that those shares and my interest in them, if any, are subject to all of the provisions of the Agreement, and that I will take no action at any time to hinder operation of or violate the Agreement.

Dated:	2/7/03	Signature:	/s/ AMY J. METZLER
		Print Name:	Amy J. Metzler
		Spouse of:	Gordon Ritter

CONSENT OF SPOUSE

        I acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions the shares of the Company held of record by me and/or my spouse, including my community property interest in such shares, if any, are subject to certain restrictions and obligations, including a market standoff and other transfer restrictions. I hereby agree that those shares and my interest in them, if any, are subject to all of the provisions of the Agreement, and that I will take no action at any time to hinder operation of or violate the Agreement.

Dated:	February 7, 2003	Signature:	/s/ MARGARET L. LARSEN
		Print Name:	Margaret L. Larsen
		Spouse of:	Steve Larsen

SCHEDULE I

Founder

Name
W. T. Baker, Jr. III, trustee of The Selah Trust U/T/A dated September 19, 1984 (also known as The Saleh Trust or The Saleh Trust U/T/A dated September 26, 1997)

SCHEDULE II*

Investors

Name
MELLON VENTURES, L.P.
ST. PAUL VENTURE CAPITAL VI, LLC
ST. PAUL VENTURE CAPITAL V, LLC
ALEXANDER DUNHAM (HR INVESTMENTS), LLC
DAVID A. DUFFIELD TRUST
MARGARET L. TAYLOR
BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP
BVP I AFFILIATED FUND LIMITED PARTNERSHIP

*
As amended and restated on February 7, 2003.

Name
EXULT, INC.
ERIC BODEN
DCM III, L.P.
DCM III-A, L.P.
DCM AFFILIATES FUND III, L.P.
BRIAN D. JACOBS AND ALLISON LEWIS-JACOBS LIVING TRUST AGREEMENT, DATED 3/2/98
JASON GREEN
THE RITTER-METZLER REVOCABLE TRUST
STEVE LARSEN

AMENDMENT NO. 1 TO
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Amendment") is entered into as of February 6, 2003, by and among HireRight, Inc., a California corporation (the "Company"), and the investors set forth on the signature pages to this Amendment (collectively, the "Existing Investors"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

        WHEREAS, the Company, the Existing Investors and certain other person have entered into that certain Amended and Restated Investors' Rights Agreement dated December 31, 2002 (the "Agreement");

        WHEREAS, Section 4.7 of the Agreement provides that any term of the Agreement may be amended "only with the written consent of (a) as to the Company, only by the Company, and (b) as to the Holders, by (i) the Holders of a majority of the Registrable Securities then outstanding and (ii) the Holders of at least seventy-five percent (75%) of the Series E Registrable Securities then outstanding; provided, however, that the seventy-five percent (75%) requirement set forth in the foregoing clause (ii) and in Section 1.13 may be amended by the holders of such percentage of the outstanding shares of the Series E Registrable Securities without the approval or consent of the Company or any other party to this Agreement"; and

        WHEREAS, the Existing Investors, who constitute at least seventy-five percent (75%) of the Company's Series E Registrable Securities desire to amend the Agreement to reduce the percentage approval requirements set forth in Section 1.13 and Section 4.7 of the Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual premises and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.    Amendment of 75% Requirement.    The term "seventy-five percent (75%)" contained in Section 1.13 and Section 4.7 of the Agreement shall, in each case, be deleted and replaced with the term "sixty percent (60%)".

          2.    Effect of Amendment.    All terms and provisions of the Agreement shall continue in full force and effect except as expressly modified by this Amendment. each reference in the Agreement (or in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith) to "this Agreement," "hereunder," "hereof," or words of like import shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

          3.    Severability.    In the event that any provision of this Amendment is held to be illegal, invalid or unenforceable under applicable law, the remaining provision of this Amendment will remain in full force and effect and will not be effected by the illegal, invalid or unenforceable provision and will be interpreted so as to effect, as closely as possible, the intent of the parties hereto.

          4.    Governing Law.    This Amendment shall be governed by and construed under the laws of the state of California, without giving effect to conflicts of laws principles.

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          5.    Counterparts.    This Amendment may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.    Titles and Subtitles.    The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

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        IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Amendment as of the date first above written.

HIRERIGHT, INC.
By:	/s/ ERIC BODEN Eric Boden President
/s/ ERIC BODEN Eric Boden

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MELLON VENTURES, L.P.
By:	MVMA, L.P., General Partner
	By:	MVMA, Inc., General Partner
		By:	/s/ JEFFREY H. ANDERSON Jeffrey H. Anderson Managing Director

ST. PAUL VENTURE CAPITAL VI, LLC
By:	SPVC Management VI, LLC, Its Managing Member
	By:	/s/ JAMES SIMONS James Simons Managing Director
ST. PAUL VENTURE CAPITAL V, LLC
By:	/s/ JAMES SIMONS James Simons Managing Member

BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP
By:	Baird Venture Partners Management Company I, LLC, its general partner
	By:	/s/ WILLIAM J. FILIP William J. Filip, Partner
BVP I AFFILIATES FUND LIMITED PARTNERSHIP
By:	Baird Venture Partners Management Company I, LLC, its general partner
	By:	/s/ WILLIAM J. FILIP William J. Filip, Partner

EXULT, INC.
By:	/s/ MICHAEL HENN
Name:	Michael Henn
Title:	Chief Financial Officer

AMENDMENT NO. 2 TO
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Amendment") is entered into as of April 12, 2005, by and among HireRight, Inc., a California corporation (the "Company"), and the investors set forth on the signature pages to this Amendment (collectively, the "Existing Investors"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

        WHEREAS, the Company, the Existing Investors and certain other person have entered into that certain Amended and Restated Investors' Rights Agreement dated December 31, 2002, as amended on February 6, 2003 (the "Agreement");

        WHEREAS, the parties hereto acknowledge that, as of the date hereof, the Company's Amended and Restated Articles of Incorporation have been amended to provide, among other things, for certain pay-to-play provisions (the "Revised Provisions");

        WHEREAS, the parties hereto desire to amend the Agreement to reflect the Revised Provisions.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual premises and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.    Amendment of Section 1.1(h).    Section 1.1(h) of the Agreement, which currently reads as follows:

      "Preferred Stock" shall mean the Company's Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and any other series of preferred stock of the Company that may be acquired by the Investors."

Shall be deleted and replaced with the following:

      "Preferred Stock" shall mean the Company's Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and any other series of preferred stock of the Company that may be acquired by the Investors."

          2.    Amendment of Section 1.1(u).    Section 1.1(u) of the Agreement, which currently reads as follows:

      "Series E Registrable Securities" shall mean (i) shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock; (ii) shares of Common Stock issuable upon exercise (and the subsequent conversion) of any warrants or options for Series E Preferred Stock held by the investors as of the date hereof or subsequently issued to the Investors; (iii) shares of Common Stock issuable upon exercise of any warrants issued to Exult, Inc.; and (iv) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) or (iii) above."

shall be deleted and replaced with the following:

      "Series E Registrable Securities" shall mean (i) shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock or Series E-1 Preferred Stock; (ii) shares

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      of Common Stock issuable upon exercise (and the subsequent conversion) of any warrants or options for Series E Preferred Stock or Series E-1 Preferred Stock held by the Investors as of the date hereof or subsequently issued to the Investors; (iii) shares of Common Stock issuable upon exercise of any warrants issued to Exult, Inc.; and (iv) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) or (iii) above."

          3.    Amendment of Section 3.3.    Section 3.3 of the Agreement, which currently reads as follows:

              "New Securities. For the purposes of this ARTICLE III, the term "New Securities" shall mean any equity securities of the Company, including any securities convertible, with or without consideration, into any equity securities of the Company, any option, warrant or right to subscribe for or purchase any equity securities of the company, and any security carrying any such option, warrant or right, except the following: (i) securities issued to employees, officers, directors of, consultants or advisors to the Company pursuant to plans or other incentive arrangements or agreements approved by the Board; (ii) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board or issued to strategic partners or in connection with business arrangements approved by the Board, including but not limited to warrants issued or issuable to Exult, Inc. and/or Citicorp Strategic Technologies Corp. (or their affiliates); (iii) securities issued as consideration (and not primarily for financing purposes) in connection with business combinations, acquisitions, mergers, asset purchase, other reorganization or similar transaction approved by the Board; (iv) securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (v) securities issued in connection with the IPO; (vi) securities issued pursuant to a stock split, stock dividend or recapitalization with respect to the outstanding capital stock of the Company; (vii) securities issued or issuable in connection with any anti-dilution protective rights set forth in the Company's Articles of Incorporation as amended; (viii) securities issued or issuable in connection with those certain convertible subordinated promissory notes dated December 12, 2002; (ix) securities issued or issuable in connection with that certain Convertible Subordinated Note and Warrant Purchase Agreement entered into by and among such holders and the Company in January 2002; or (x) shares of Series E Preferred Stock issued pursuant to the Purchase Agreement."

shall be deleted and replaced with the following:

              "New Securities. For the purposes of this ARTICLE III, the term "New Securities" shall mean any equity securities of the Company, including any securities convertible, with or without consideration, into any equity securities of the Company, any option, warrant or right to subscribe for or purchase any equity securities of the Company, and any security carrying any such option, warrant or right, except the following: (i) securities issued to employees, officers, directors of, consultants or advisors to the Company pursuant to plans or other incentive arrangements or agreements approved by the Board; (ii) securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board or issued to strategic partners or in connection with business arrangements approved by the Board, including but not limited to warrants issued or issuable to Exult, Inc. and/or Citicorp Strategic Technologies Corp. (or their affiliates); (iii) securities issued as consideration (and not primarily for financing purposes) in connection with business

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      combinations, acquisitions, mergers, asset purchase, other reorganization or similar transaction approved by the Board; (iv) securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (v) securities issued in connection with the IPO; (vi) securities issued pursuant to a stock split, stock dividend or recapitalization with respect to the outstanding capital stock of the Company; (vii) securities issued or issuable in connection with any anti-dilution protective rights set forth in the Company's Articles of Incorporation as amended; (viii) securities issued or issuable in connection with those certain convertible subordinated promissory notes dated December 12, 2002; (ix) securities issued or issuable in connection with that certain Convertible Subordinated Note and Warrant Purchase Agreement entered into by and among such holders and the Company in January 2002; (x) shares of Series E Preferred Stock; or (xi) shares of Series E-1 Preferred Stock."

          4.    Effect of Amendment.    All terms and provisions of the Agreement shall continue in full force and effect except as expressly modified by this Amendment. Each reference in the Agreement (or in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith) to "this Agreement," "hereunder," "hereof," or words of like import shall, except where the context otherwise requires, be deemed a reference to the AGreement as amended hereby.

          5.    Severability.    In the event that any provision of this Amendment is held to be illegal, invalid or unenforceable under applicable law, the remaining provision of this Amendment will remain in full force and effect and will not be effected by the illegal, invalid or unenforceable provision and will be interpreted so as to effect, as closely as possible, the intent of the parties hereto.

          6.    Governing Law.    This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to conflicts of laws principles.

          7.    Counterparts.    This Amendment may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.    Titles and Subtitles.    The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

        [remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the undersigned party has executed this counterpart signature page to this Amendment as of the date first above written.

HIRERIGHT, INC.
By:	/s/ RICHARD LITTLE
Name:	Richard Little
Title:	CFO
/s/ ERIC BODEN Eric Boden

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MELLON VENTURES, L.P.
By:	MVMA, L.P., General Partner
	By:	MVMA, Inc., General Partner
		By:	/s/ JEFFREY H. ANDERSON Jeffrey H. Anderson Managing Director

ST. PAUL VENTURE CAPITAL VI, LLC
By:	SPVC Management VI, LLC, Its Managing Member
	By:	/s/ JAMES SIMONS James Simons Managing Director
ST. PAUL VENTURE CAPITAL V, LLC
By:	/s/ JAMES SIMONS James Simons Managing Member

BAIRD VENTURE PARTNERS I LIMITED PARTNERSHIP
By:	Baird Venture Partners Management Company I, LLC, its general partner
	By:	/s/ WILLIAM J. FILIP William J. Filip, Partner
BVP I AFFILIATES FUND LIMITED PARTNERSHIP
By:	Baird Venture Partners Management Company I, LLC, its general partner
	By:	/s/ WILLIAM J. FILIP William J. Filip, Partner

BRIAN JACOBS AND ALLISON LEWIS-JACOBS LIVING TRUST AGREEMENT, DATED 3/2/98
By:	/s/ BRIAN D. JACOBS
Name:	Brian D. Jacobs
Title:	Trustee

JASON GREEN
/s/ JASON GREEN

THE RITTER-METZLER REVOCABLE TRUST
By:	/s/ GORDON RITTER
Name:	Gordon Ritter
Title:	Trustee

STEVE LARSEN
/s/ P. S. LARSEN

DCM III, L.P.
By:	DCM Investment Management III, L.L.C. Its General Partner
By:	/s/ TOM BLAISDELL Tom Blaisdell, Member
DCM III-A, L.P.
By:	DCM Investment Management III, L.L.C. Its General Partner
By:	/s/ TOM BLAISDELL Tom Blaisdell, Member
DCM Affiliates Fund III, L.P.
By:	DCM Investment Management III, L.L.C. Its General Partner
By:	/s/ TOM BLAISDELL Tom Blaisdell, Member

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Table of Contents
SCHEDULE I
Founder
SCHEDULE II*
Investors
AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
RECITALS
AGREEMENT
AMENDMENT NO. 2 TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
RECITALS
AGREEMENT